Exhibit 99.1

Contact:

Rebecca Chambers

Director, Investor Relations and Corporate Communications

(801) 584-1143

rchambers@myriad.com

MYRIAD GENETICS REPORTS FIRST QUARTER FISCAL YEAR 2012 RESULTS

Record first quarter revenue of $110.5 million and operating income of $41.5 million

Salt Lake City, November 1, 2011 – Myriad Genetics, Inc. (NASDAQ: MYGN) today announced results for its first fiscal quarter ending September 30, 2011. Revenue for the first fiscal quarter was $110.5 million, an increase of 20 percent over the $91.9 million reported in the first fiscal quarter of 2011. Operating income was $41.5 million, an increase of 17 percent from the prior-year period.

“We are pleased with our first quarter results,” said Peter D. Meldrum, President and Chief Executive Officer of Myriad Genetics, Inc. “We remain committed to our strategy to diversify revenue across multiple diseases and are focused on executing on our strategic plan so that we may continue to deliver transformative products to patients and strong financial results to our shareholders.”

Analysis of First Fiscal Quarter 2012

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Molecular diagnostic testing revenue in the first fiscal quarter equaled $104.0 million, an increase of 13 percent compared to the prior year period. This increase was driven by strong growth across the Company’s segments and products. Oncology revenue equaled $74.2 million, an increase of 12 percent over the first quarter of 2011, and Women’s Health revenue totaled $29.8 million, an increase of 15 percent over the same period in the prior year.

•

Revenue from the BRACAnalysis® test, which represented 81.0 percent of total revenue for the first quarter, was $89.5 million, compared to $80.7 million in the same period in the prior year. Revenue from the COLARIS® and COLARIS AP® tests, which represented 8.7 percent of total revenue, was $9.6 million, an increase of 35 percent compared to the same fiscal quarter of the prior year. Myriad’s remaining molecular diagnostic tests contributed $4.9 million to first quarter revenue, an increase of 20 percent over the same period in the prior year, and accounted for 4.4 percent of total revenue.

•

Companion diagnostic service revenue in the first fiscal quarter from our newly acquired subsidiary, Myriad RBM, equaled $6.5 million and represented 5.9 percent of total company revenue. The Company acquired this business through its acquisition of Rules-Based Medicine, Inc. in May 2011.

•	Operating income grew 17 percent to $41.5 million, compared with $35.6 million in the same fiscal quarter of the prior year.

•	Net income for the first fiscal quarter was $25.1 million, or $0.29 per diluted share. Net income for the first fiscal quarter of the prior year was $22.5 million, or $0.24 per diluted share.

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The Company repurchased 1.7 million shares of its common stock during the quarter under its previously announced stock repurchase programs. Diluted weighted average shares outstanding were 87.0 million in the first fiscal quarter as compared to 94.7 million in the same period of the prior year.

•	The Company ended the quarter with $401.7 million in cash, cash equivalents and marketable investment securities.

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Days sales outstanding for Myriad’s accounts receivable improved to 37 days, compared with 44 days in the same period of the prior year. Bad debt expense also continued to improve to 3.9 percent of revenue for the first fiscal quarter, compared with 4.7 percent in the same period of the prior year.

Fiscal Year 2012 Outlook

The Company reiterated its expectations for fiscal year 2012 financial performance. Total revenue is expected to range between $445 million and $465 million resulting in fully diluted earnings per share of $1.20 to $1.25. Molecular diagnostic revenue is expected to range between $421 million and $439 million and companion diagnostic service revenue is expected to range between $24 million and $26 million. These projections are forward looking statements and are subject to the risks summarized in the safe harbor statement at the end of this press release. The Company will provide further detail on its business outlook during the conference call it is holding today to discuss its fiscal results for the first fiscal quarter of 2012.

Conference Call and Webcast

A conference call will be held on Tuesday, November 1, 2011, at 4:30 p.m. Eastern time to discuss Myriad’s first fiscal quarter 2012 financial results and fiscal year 2012 outlook. The dial-in number for domestic callers is (800) 701-6414. International callers may dial (303) 223-2680. All callers will be asked to reference reservation number 21540898. An archived replay of the call will be available for seven days by dialing (800) 633-8284 and entering the reservation number above. The conference call will also be available through a live Webcast at www.myriad.com.

About Myriad Genetics

Myriad Genetics, Inc. (NASDAQ: MYGN) is a leading molecular diagnostic company dedicated to developing and marketing transformative tests to assess a person’s risk of developing disease, guide treatment decisions and assess a patient’s risk of disease progression and disease recurrence. Myriad’s portfolio of nine molecular diagnostic tests are based on an understanding of the role genes play in human disease and were developed with a focus on improving an individual’s decision making process for monitoring and treating disease. With fiscal year 2011 annual revenue of over $400 million and more than 1,000 employees, Myriad is working on strategic directives, including new product introductions, companion diagnostics, and international expansion, to take advantage of significant growth opportunities. For more information on how Myriad is making a difference, please visit the Company’s website: www.myriad.com.

Myriad, the Myriad logo, BRACAnalysis, Colaris, Colaris AP, Melaris, TheraGuide, Prezeon, OnDose, Panexia and Prolaris are trademarks or registered trademarks of Myriad Genetics, Inc. in the United States and foreign countries. MYGN-F, MYGN-G

Safe Harbor Statement

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the Company’s outlook for fiscal year 2012 under the caption “Fiscal Year 2012 Outlook”; the continued strength of the Company’s products and financial results; the Company’s commitment to our strategy to diversify revenue across multiple diseases and focus on executing our strategic plan; the Company’s ability to continue to deliver transformative products to patients and strong financial results to shareholders; and the Company’s strategic directives under the caption “About Myriad Genetics”. These “forward-looking statements” are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by forward-looking statements. These risks and uncertainties include, but are not limited to: the risk that sales and profit margins of our existing molecular diagnostic tests and companion diagnostic services may decline or will not continue to increase at historical rates; the risk that we may be unable to expand into new markets outside of the United States; the risk that we may be unable to develop or achieve commercial success for additional molecular diagnostic tests and companion diagnostic services in a timely manner, or at all; the risk that we may not successfully develop new markets for our molecular diagnostic tests and companion diagnostic services, including our ability to successfully generate revenue outside the United States; the risk that licenses to the technology underlying our molecular diagnostic tests and companion diagnostic services and any future products are terminated or cannot be maintained on satisfactory terms; risks related to delays or other problems with manufacturing our products or operating our laboratory testing facilities; risks related to public concern over genetic testing in general or our tests in particular; risks related to regulatory requirements or enforcement in the United States and foreign countries and changes in the structure of healthcare payment systems; risks related to our ability to obtain new corporate collaborations and acquire new technologies or businesses on satisfactory terms, if at all; risks related to our ability to successfully integrate and derive benefits from any technologies or businesses that we acquire; the development of competing tests and services; the risk that we or our licensors may be unable to protect the proprietary technologies underlying our tests; the risk of patent-infringement and invalidity claims or challenges of our patents; risks of new, changing and competitive technologies and regulations in the United States and internationally; and other factors discussed under the heading “Risk Factors” contained in Item 1A in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, as well as any updates to those risk factors filed from time to time in our Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. All information in this press release is as of the date of the release, and Myriad undertakes no duty to update this information unless required by law.

MYRIAD GENETICS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED INCOME STATEMENTS (Unaudited)

	Three Months Ended
(in thousands, except per share amounts)	Sep. 30, 2011	Sep. 30, 2010
Molecular diagnostic testing	$103,969	$91,858
Companion diagnostic services	6,483	—

Total revenue	110,452	91,858
Costs and expenses:
Cost of molecular diagnostic testing	11,300	11,011
Cost of companion diagnostic services	3,061	—
Research and development expense	8,505	5,762
Selling, general, and administrative expense	46,114	39,494

Total costs and expenses	68,980	56,267

Operating income	41,472	35,591
Other income (expense):
Interest income	473	721
Other	(140)	(134)

Total other income	333	587
Income before income taxes	41,805	36,178
Income tax provision (benefit)	16,706	13,640

Net income	$25,099	$22,538

Earnings per share:
Basic	$0.29	$0.24
Diluted	$0.29	$0.24
Weighted average shares outstanding
Basic	85,241	93,263
Diluted	87,037	94,734

Condensed Consolidated Balance Sheets (Unaudited)
(In thousands)	Sep. 30, 2011	Jun. 30, 2011
Cash, cash equivalents, and marketable investment securities	$401,703	$417,314
Trade receivables, net	44,818	50,272
Other receivables	655	575
Inventory, net	9,703	8,218
Prepaid expenses	3,313	2,949
Equipment and leasehold improvements, net	23,259	23,080
Note receivable	17,000	—
Other assets	8,000	—
Intangibles, net	16,440	16,715
Goodwill	56,850	56,051
Deferred tax assets	37,994	35,653

Total assets	$619,735	$610,827
Accounts payable and accrued liabilities	$30,210	$33,040
Deferred revenue	1,083	1,347
Uncertain tax benefits	9,448	9,648
Stockholders’ equity	578,994	566,792

Total liabilities and stockholders’ equity	$619,735	$610,827